EXHIBIT 32.2

CERTIFICATION OF CFO

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Madison River Capital, LLC (the “Company”) for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Paul H. Sunu, as Managing Director, Chief Financial Officer and Secretary of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ PAUL H. SUNU
Name:	Paul H. Sunu
Title:	Managing Director, Chief Financial Officer and Secretary
Date:	March 23, 2005

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.